SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 10, 2007

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7572	13-1166910
(Commission File Number)	(IRS Employer Identification Number)

200 Madison Avenue, New York, New York 10016
(Address of Principal Executive Offices)

Registrant’s telephone number (212)-381-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 1.01. Entry Into a Material Definitve Agreement; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 10, 2007, Phillips-Van Heusen Corporation ("PVH") entered into a Second Amended and Restated Revolving Credit Agreement, dated as of that date (the "Revolving Credit Agreement"), among PVH, The IZOD Corporation, PVH Wholesale Corp., PVH Retail Corp., izod.com inc., G.H. Bass Franchises Inc., CD Group Inc., PVH CK Stores, Inc., PVH Ohio, Inc., PVH Michigan, Inc., PVH Pennsylvania, Inc., PVH Wholesale New Jersey, Inc., PVH Retail Management Company, PVH Superba/Insignia Neckwear, Inc. (collectively, "Borrowers") and the lender parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, JPMorgan Securities Inc., as Joint Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Joint Lead Arranger and Co-Syndication Agent, SunTrust Bank, as Co-Syndication Agent, Wachovia Bank, National Association, as Co-Document Agent, and The CIT Group/Commercial Services, Inc., as Co-Documentation Agent. The Revolving Credit Agreement amends and restates PVH's Amended and Restated Revolving Credit Agreement, dated as of December 15, 2004, as amended, among PVH, certain of the other Borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, Joint Lead Arranger and Sole Bookrunner, Bank of America, N.A. (formerly Fleet Retail Group, Inc.), as Joint Lead Arranger and Co-Syndication Agent, Sun Trust Bank, as Co-Syndication Agent, The CIT Group/Commercial Services, Inc., as Co-Documentation Agent, and General Electric Capital Corporation, as Co-Documentation Agent.

The Revolving Credit Agreement provides reduced borrowing spreads and fees, increased covenant flexibility and an extended maturity from those contained in the December 15, 2004 credit agreement.

The Revolving Credit Agreement provides for a revolving credit facility of up to $325,000,000, which may be increased by up to $100,000,000 by the Borrowers, for both revolving credit borrowings and letters of credit, with a sublimit of $50,000,000 for standby letters of credit and with no sublimit on trade letters of credit. Advances under the Revolving Credit Agreement are also limited to a borrowing base consisting of specified percentages of eligible categories of assets. Advances may be prepaid, in whole or in part, at any time without premium or penalty (other than a facility termination fee and LIBOR breakage costs). Subject to certain exceptions, the Revolving Credit Agreement requires mandatory prepayments with the proceeds from asset sales or other dispositions and the issuance of new equity and debt securities. All obligations under the Revolving Credit Agreement are secured by liens on substantially all of PVH's assets and the assets of PVH's domestic subsidiaries and a pledge of all of the equity interests in all of PVH's domestic subsidiaries. In addition, the Borrowers' obligations under the Revolving Credit Agreement are guaranteed by all of PVH's domestic subsidiaries that are not Borrowers.

Borrowing spreads and letters of credit fees are based on spreads above LIBOR and other available interest rates, with the spreads changing based upon a pricing grid. For example, revolving credit spreads range from 0 to 12.5 basis points over prime on prime rate loans, 100 to 162.5 basis points over LIBOR on LIBOR rate loans and 40 to 50 basis points on outstanding trade letters of credit. All outstanding borrowings and letters of credit under the Revolving Credit Agreement are due July 10, 2012.

The Revolving Credit Agreement contains a number of covenants, including certain covenants that limit, among other things, PVH's and/or the other Borrower's ability to (1) incur debt, (2) incur liens, (3) pay dividends or make distributions to stockholders, (4) prepay, retire, repurchase or redeem indebtedness, (5) repurchase or redeem capital stock, (6) sell assets and (7) merge or consolidate with other companies.

Events of default under the Revolving Credit Agreement include, but are not limited to (1) the Borrowers' failure to pay principal or interest when due, (2) the Borrowers' material breach of any representation or warranty, (3) covenant defaults, (4) cross-defaults to other indebtedness in excess of an agreed amount, (5) events of bankruptcy, (6) monetary judgment defaults, (7) customary ERISA defaults, (8) a change of control (which includes PVH ceasing to own 100% of the fully-diluted equity in the other Borrowers), (9) impairment of loan documentation, security or seniority over subordinated debt and (10) certain tax liens.

Item 9.01

Financial Statements And Exhibits.

 (d)

Exhibits:

Exhibit           Description

10.1

Amended and Restated Revolving Credit Agreement, dated as of  July 10, 2007, among PVH, The IZOD Corporation, PVH Wholesale Corp., PVH Retail Corp., izod.com inc., G.H. Bass Franchises Inc., CD Group Inc., PVH CK Stores, Inc., PVH Ohio, Inc., PVH Michigan, Inc., PVH Pennsylvania, Inc., PVH Wholesale New Jersey, Inc., PVH Retail Management Company, PVH Superba/Insignia Neckwear, Inc. and the lender parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, JPMorgan Securities Inc., as Joint Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Joint Lead Arranger and Co-Syndication Agent, SunTrust Bank, as Co-Syndication Agent, Wachovia Bank, National Association, as Co-Document Agent, and The CIT Group/Commercial Services, Inc., as Co-Documentation Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:	/s/ Mark D. Fischer
Mark D. Fischer, Senior Vice President

Date:   July 16, 2007

Exhibit Index

Exhibit           Description

10.1

Amended and Restated Revolving Credit Agreement, dated as of  July 10, 2007, among PVH, The IZOD Corporation, PVH Wholesale Corp., PVH Retail Corp., izod.com inc., G.H. Bass Franchises Inc., CD Group Inc., PVH CK Stores, Inc., PVH Ohio, Inc., PVH Michigan, Inc., PVH Pennsylvania, Inc., PVH Wholesale New Jersey, Inc., PVH Retail Management Company, PVH Superba/Insignia Neckwear, Inc. and the lender parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, JPMorgan Securities Inc., as Joint Lead Arranger and Sole Bookrunner, Bank of America, N.A., as Joint Lead Arranger and Co-Syndication Agent, SunTrust Bank, as Co-Syndication Agent, Wachovia Bank, National Association, as Co-Document Agent, and The CIT Group/Commercial Services, Inc., as Co-Documentation Agent